UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
 _____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2019
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 14, 2019, LyondellBasell Industries N.V. (the “Company”) announced that the Board of Directors of the Company has appointed Mr. Michael McMurray as Executive Vice President and Chief Financial Officer effective November 5, 2019. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Mr. McMurray, age 54, joins the Company from Owens Corning, a leader in building materials and composite solutions, where he held a variety of positions of increasing responsibility, including serving as Senior Vice President and Chief Financial Officer since 2012. Earlier in his career, Mr. McMurray held various positions in finance with Royal Dutch Shell over a 20-year period.
There are no arrangements or understandings between Mr. McMurray and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. McMurray and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. McMurray’s appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. McMurray have entered into an offer letter (the “Offer Letter”) setting forth the material terms of Mr. McMurray’s employment with the Company, which are summarized below.

Base Salary and Incentive Compensation. Mr. McMurray will receive a base salary of $800,000 and will be eligible to participate in all of the Company’s compensation and benefit plans and programs for similarly situated executives, including the Company’s incentive and severance plans. The incentive plans include the Company’s Short Term Incentive Plan (“STI”) and Long Term Incentive Plan (“LTI”). Beginning in 2020, Mr. McMurray will have a target bonus of 90% of his base salary under the STI and a target award of 310% of his base salary under the LTI, allocated among performance share units (50%), restricted share units (25%) and stock options (25%).

One-Time New Hire Awards. Mr. McMurray will receive a new hire equity grant with total aggregate value of $3,750,000. Sixty percent, or $2,250,000, of this equity award will be granted as restricted stock units and forty percent, or $1,500,000, will be in the form of stock options that will vest in equal installments over a three-year vesting schedule. Mr. McMurray will also receive a one-time cash award of $750,000, payable January 1, 2020, which is subject to certain repayment provisions.

The description above is a summary of the material terms of the Offer Letter and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter dated October 10, 2019 between Michael McMurray and Lyondell Chemical Company.

99.1	Press Release dated October 14, 2019.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	October 14, 2019	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President and Chief Legal Officer